CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of T. Rowe Price Retirement Funds, Inc. of our report dated July 20, 2023, relating to the financial statements and financial highlights, which appear in T. Rowe Price Retirement I 2005 Fund–I Class, T. Rowe Price Retirement I 2010 Fund–I Class, T. Rowe Price Retirement I 2015 Fund–I Class, T. Rowe Price Retirement I 2020 Fund–I Class, T. Rowe Price Retirement I 2025 Fund–I Class, T. Rowe Price Retirement I 2030 Fund–I Class, T. Rowe Price Retirement I 2035 Fund–I Class, T. Rowe Price Retirement I 2040 Fund–I Class, T. Rowe Price Retirement I 2045 Fund–I Class, T. Rowe Price Retirement I 2050 Fund-I Class, T. Rowe Price Retirement I 2055 Fund–I Class, T. Rowe Price Retirement I 2060 Fund–I Class, T. Rowe Price Retirement I 2065 Fund–I Class, T. Rowe Price Retirement Balanced I Fund–I Class, T. Rowe Price Retirement 2005 Fund, T. Rowe Price Retirement 2010 Fund, T. Rowe Price Retirement 2015 Fund, T. Rowe Price Retirement 2020 Fund, T. Rowe Price Retirement 2025 Fund, T. Rowe Price Retirement 2030 Fund, T. Rowe Price Retirement 2035 Fund, T. Rowe Price Retirement 2040 Fund, T. Rowe Price Retirement 2045 Fund, T. Rowe Price Retirement 2050 Fund, T. Rowe Price Retirement 2055 Fund, T. Rowe Price Retirement 2060 Fund, T. Rowe Price Retirement 2065 Fund, T. Rowe Price Retirement Balanced Fund’s (twenty eight of the funds constituting T. Rowe Price Retirement Funds, Inc.) Annual Report on Form N-CSR for the year ended May 31, 2023. We also consent to the references to us under the headings “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

November 17, 2023